Johnson, Holscher & Company, P.C.
                                                    Certified Public Accountants





                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of WaveRider Communications, Inc. on Form S-8 of our report dated April 4, 1997, incorporated in the Annual Report on form 10-KSB of Channel i, Inc., for the years ended December 31, 1995 and 1996.

/S/ Johnson, Holscher & Company, P.C.
 .....................................
Johnson, Holscher & Company, P.C.

August 21, 1997




Member of the American Institute of Certified Public Accountants
Member of the Private Companies Practice Section
Member of the SEC Practice

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